FOR IMMEDIATE RELEASE

DOUGLAS ELLIMAN INC. ANNOUNCES LEADERSHIP TRANSITION

Howard M. Lorber Has Decided to Retire; Board Director Michael Liebowitz Appointed Chairman & CEO
Miami, Florida (BUSINESS WIRE) (October 22, 2024) – Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman” or the “Company”) today announced that Howard M. Lorber (76) has decided to retire from his position as President, Chief Executive Officer and Chairman of the Board. Douglas Elliman extends its deepest appreciation to Mr. Lorber for his strategic vision and years of dedication and hard work that have made Douglas Elliman the country’s premier real estate brokerage firm, setting new standards in luxury service and innovation.
Douglas Elliman Board Director Michael Liebowitz (55) has been appointed Chairman and Chief Executive Officer of Douglas Elliman.
“Douglas Elliman is an iconic brand, and I am honored to be appointed as Chairman and CEO to lead the Company into its next chapter of growth and diversification,” said Mr. Liebowitz. “With a strong balance sheet, robust pipeline of projects in our Development Marketing business, and the competitive advantages provided by our dedicated team of world-class agents, I am confident that Douglas Elliman’s brightest days are ahead. We look forward to continue executing on our strategic vision, building on the Company’s industry-leading position and maximizing shareholder value.”
Mr. Liebowitz is an entrepreneur, private investor and seasoned business executive with extensive experience founding, acquiring, and monetizing businesses in the insurance and financial industries. In the past 25 years, Mr. Liebowitz has acquired or been a founder of companies, including Harbor Group Consulting LLC, National Financial Partners Corp. (NYSE: NFP), Innova Risk Management, and High Street Valuations. He currently serves as Chairman and Chief Executive Officer of Nocopi Technologies Inc. (OTC QB: NNUP). Previously, he served as President and Chief Executive Officer of the Harbor Group Division of Alliant (and Managing Director and Executive Vice President of Alliant) and High Street Valuations until 2023 and Harbor and Innova until 2018 and 2019, respectively, when they were acquired by Alliant. In addition to serving as Chairman of the Board of Nocopi, he has previously served on the boards of Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS) and The Hilb Group. Mr. Liebowitz has also acted as an advisor to many of the largest financial services companies around the globe on their complex insurance matters within their investment banking/M&A groups. In addition, he has experience in the real estate industry and is currently redeveloping the Mondrian South Beach Hotel in Miami, FL, a property he has owned since 2019. Mr. Liebowitz is also involved in philanthropic efforts with organizations such as the Make a Wish Foundation, Bascom Palmer Eye Institute, Baptist Health Foundation, The House Ear Institute at the University of Southern California and American University in Washington, DC. Mr. Liebowitz graduated from CW Post College-LI University with a B.S. in Finance.

About Douglas Elliman Inc.
Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the United States with operations in New York City, Long Island, Westchester, Connecticut, New Jersey, the Hamptons, Massachusetts, Florida, California, Texas, Colorado, Nevada, Connecticut, Maryland, Virginia, and Washington, D.C. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies and provides other real estate services, including development marketing, property management and settlement and escrow services in select markets. Additional information concerning Douglas Elliman is available on its website, investors.elliman.com.
Investors and others should note that we may post information about Douglas Elliman on our website at investors.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at investors.elliman.com and on our social media accounts.

Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. These statements include, but are not limited to, statements regarding the future management team and Board of Directors of Douglas Elliman. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Reports on Form 10-Q filed thereafter. We undertake no responsibility to publicly update or revise any forward-looking statement, except as required by applicable law.

Contact:
Stephen Larkin, Douglas Elliman Inc.
917-902-2503

Benjamin Spicehandler/Emily Claffey/Catherine Livingston, FGS Global
212-687-8080

J. Bryant Kirkland III, Douglas Elliman Inc.
305-579-8000